Calculation of Filing Fee Tables
S-8
Criteo S.A.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Shares, EUR 0.025 par value	Other	7,000,000	$ 21.14	$ 147,980,000.00	0.0001381	$ 20,436.04
Total Offering Amounts:						$ 147,980,000.00		$ 20,436.04
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 20,436.04
Offering Note
[1]	1a. For the "Security Class Title" column, the securities to be registered include ordinary shares, par value EUR 0.025 per share ("Ordinary Shares") of Criteo S.A. (the "Registrant"), options to purchase Ordinary Shares issuable under the Registrant's Amended 2016 Stock Option Plan ("Option Plan") and rights to acquire Ordinary Shares issuable under the Registrant's Amended and Restated 2015 Time-Based Restricted Stock Units Plan ("RSU Plan") or under the Registrant's Amended and Restated 2015 Performance-Based Restricted Stock Units Plan ("PSU Plan"). 1b. For the "Amount Registered" column, this Registration Statement covers 7,000,000 Ordinary Shares issuable under the Registrant's Option Plan, RSU Plan, or PSU Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the amount also covers an indeterminate amount of additional Ordinary Shares, which may be offered and issued under the Registrant's Option Plan, RSU Plan, or PSU Plan as a result of stock splits, stock dividends, or similar transactions increasing the number of the Registrant's outstanding Ordinary Shares without any consideration. 1c. For the "Fee Calculation Rule" and the "Proposed Maximum Offering Price Per Unit" columns, the amounts are estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the shares on the Nasdaq Global Select Market on July 23, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources